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                                                                    EXHIBIT 23.1


              [LESLEY, THOMAS, SCHWARZ & POSTMA, INC. LETTERHEAD]

                       Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-78340, No. 333-45524) of OptimumCare Corporation of our report dated February 28, 2003 with respect to the consolidated financial statements and schedule of OptimumCare Corporation which appears on page F-1 of this Annual Report (Form 10-K) for the years ended December 31, 2002 and 2001.

                                      /s/ Lesley, Thomas, Schwarz & Postma, Inc.
                                      ------------------------------------------
                                      Lesley, Thomas, Schwarz & Postma, Inc.
                                      A Professional Accountancy Corporation
                                      Newport Beach, California

Newport Beach, California
March 27, 2003